UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

NETSUITE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2955 Campus Drive

Suite 100

San Mateo, CA 94403-2511

(Address of principal executive offices, including zip code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, Michael Forman, age 45, was appointed as an Executive Officer of NetSuite Inc. (the “Company”) for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Executive Officer”).  Mr. Forman was also promoted to the role of Senior Vice President, Global Controller and appointed as the Company’s principal accounting officer.  From July 2010 to March 2016, Mr. Forman served as the Company’s Vice President, Finance and Corporate Controller.  Mr. Forman holds a Bachelors of Business Administration degree from the University of Michigan.

There are no arrangements or understandings between Mr. Forman and any other persons pursuant to which he was appointed as a Section 16 Executive Officer of the Company. There are no family relationships between Mr. Forman and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Forman pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of Indemnification Agreement with Mr. Forman.  The Company has also entered into its standard form of Severance and Change of Control Agreement with Mr. Forman.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Form of Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 of Registrant’s Form S-1 Registration No. 333-144257)

10.2	Severance and Change of Control Agreement by and between the Registrant and Michael Forman effective March 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSUITE INC.

Date: March 24, 2016	By:	/s/ Douglas P. Solomon
Douglas P. Solomon SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 of Registrant’s Form S-1 Registration No. 333-144257)

10.2	Severance and Change of Control Agreement by and between the Registrant and Michael Forman effective March 21, 2016